                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the previously filed Registration Statements of U.S. Plastic Lumber Corporation on Forms S-3 (Registration Nos. 333-86533 and 333-76845), Form S-4 (Registration No. 333-84047), and Form S-8 (Registration No. 333-76277).



ARTHUR ANDERSEN LLP


Miami Florida
  October 8, 1999